SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) November 16, 2005
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                         HARBOR FLORIDA BANCSHARES, INC.
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             (Exact name of registrant as specified in its charter)


         Delaware                        000-22817               65-0813766
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(State or other jurisdiction            (Commission            (IRS Employer
        of incorporation)               File Number)         Identification No.)


                   100 S. Second Street, Fort Pierce, FL 34950
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code (772) 461-2414
                                                   ---------------




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          (Former name or former address, if changed since last report)

Item 8.01    Other Events

     On November 16, 2005, Harbor Florida Bancshares, Inc. ("Bancshares") announced that it would be participating in Sandler O'Neill & Partners' Financial Services Conference in Naples, FL, November 16-18, 2005. A copy of the press release dated November 16, 2005 is attached as Exhibit 99.







                                                    SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:        November 16, 2005        HARBOR FLORIDA BANCSHARES,
                                         INC., Registrant


                                       By: /s/
                                           -------------------------------
                                           Name: Michael J. Brown, Sr.
                                           Title: President and Chief Executive
                                                   Officer


Exhibit No.                Description

99                         Press release dated November 16, 2005

                                                                     Exhibit 99



HARBOR FLORIDA BANCSHARES, INC. TO PRESENT AT SANDLER O'NEILL'S FINANCIAL SERVICES CONFERENCE IN NAPLES, FL


For Immediate Release:  November 16, 2005


(Fort Pierce, FL) Harbor Florida Bancshares, Inc. (NASDAQ-HARB), the holding company for Harbor Federal Savings Bank, announced today that it would be participating in Sandler O'Neill & Partners' Financial Services Conference in Naples, FL, November 16-18, 2005.

Michael J. Brown, Sr., Harbor's President and Chief Executive Officer, will be presenting at 7:10 a.m. (EST) on November 17th. The webcast of the conference can be accessed via http://www.sandleroneill.com. In addition, the presentation will be available via audio line at (617) 213-8852 (no passcode is required). The presentation slides will be available on Harbor's website at http://www.harborfederal.com/shareholders/invest_pres.html.

Harbor Federal is headquartered in Fort Pierce, Florida and has 37 locations in a seven-county area of East Central Florida. Harbor Florida Bancshares, Inc. common stock trades on the NASDAQ National Market under the symbol HARB.


CONTACT: Michael J. Brown, Sr., President, (772) 460-7000; Mike Callahan, CFO,
(772) 460-7009; or Toni Santiuste, Investor Relations, (772) 460-7002; http://www.harborfederal.com.